SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2002

AMF BOWLING WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Dealware (State or other jurisdiction of incorporation)	001-12131 (Commission File Number)	13-3873272 (IRS Employer Identification No.)

8100 AMF Drive, Richmond, Virginia (Address of principal executive offices)	23111 (Zip Code)

Registrant’s telephone number, including area code:
(804) 730-4000

N/A

(Former name or former address, if changed since last report)

Item 5.    Other Events and Regulation FD Disclosure

On December 6, 2002, the Registrant issued a news release indicating that Roland Smith is resigning as President, Chief Executive Officer and Director and that its Board of Directors has appointed George W. Vieth, Jr. interim President and Chief Executive Officer. A copy of such news release is attached hereto as an exhibit.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit Number	Description

99.1	News Release dated December 6, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    December 6, 2002
AMF BOWLING WORLDWIDE, INC.

By:    /s/ John Suddarth
John Suddarth
Executive Vice President